Exhibit 10.7

ACCESSION DEED

To:	Sumitomo Mitsui Banking Corporation as Agent

From:	UTAC Japan Co., Ltd. and UTAC Manufacturing Services Limited

Dated:	6 August 2014

Dear Sirs

UTAC Manufacturing Services Limited – USD108,000,000 Bank Guarantee Facility

Agreement dated 2 June 2014 (the “Facility Agreement”)

1.	We refer to the Facility Agreement. This deed (the “Accession Deed”) shall take effect as an Accession Deed for the purposes of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this Accession Deed unless given a different meaning in this Accession Deed.

2.	UTAC Japan Co., Ltd. agrees to become an Additional Guarantor and to be bound by the terms of the Facility Agreement and the other Finance Documents as an Additional Guarantor pursuant to Clause 26.2 (Additional Guarantors) of the Facility Agreement. UTAC Japan Co., Ltd. is a corporation duly incorporated under the laws of Japan and is a limited liability company.

3.	UTAC Japan Co., Ltd.’s administrative details for the purposes of the Facility Agreement are as follows:

Address:	22 Ang Mo Kio Industrial Park 2, Singapore 569506

Fax:	(65) 6551 1521

Attention:	General Counsel

4.	This Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by Singapore law.

THIS ACCESSION DEED has been signed on behalf of the Company and executed as a deed by UTAC Japan Co., Ltd. and is delivered on the date stated above.

UTAC Japan Co., Ltd.
/s/ Frank Robert Myers
Name: Title:	Frank Robert Myers Representative Director
The Company

/s/ Tang Eng Heong Jeffery

UTAC Manufacturing Services Limited

By:	Tan Eng Heong Jeffery
Director